AMENDMENT TO THE ARTICLES OF INCORPORATION

SEPTEMBER 30, 2021

ARTICLE I

NAME

The name of this Corporation shall be amended to: Hammer Technology Holdings.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of September, 2021.

Erik B. Levitt

Principal Financial Officer